UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2010

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 310, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Postal Code)

Registrant’s telephone number, including area code: (781) 304-1800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2010, Gerardo C. Ablaza, Jr., resigned from the Board of Directors of Stream Global Services, Inc. (the “Company”). Mr. Ablaza is also a member of the Nominating Committee of the Board of Directors. He was initially elected to the Board of Directors in October 2009. Mr. Ablaza’s decision to resign is not in connection with any known disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Ablaza’s resignation, and pursuant to and in accordance with the Stockholders Agreement, dated as of October 1, 2009, by and among the Company, Ares Corporate Opportunities Fund II, L.P., EGS Dutchco, B.V. (“EGS Dutchco”), NewBridge International Investment Ltd. (“NewBridge”), R. Scott Murray, and Trillium Capital LLC, EGS Dutchco and NewBridge designated Peter Maquera as Mr. Ablaza’s replacement on the Board of Directors. On July 29, 2010, the Board of Directors elected Mr. Maquera to the Board to serve until the earlier of his death, resignation, removal or the next annual meeting of stockholders of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2010

STREAM GLOBAL SERVICES, INC.

By:	/S/ R. SCOTT MURRAY
Name:	R. Scott Murray
Title:	Chairman and Chief Executive Officer

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